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                                 EXHIBIT 10.3(a)







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                           FIRST FEDERAL SAVINGS BANK
                               SEVERANCE AGREEMENT


         This AGREEMENT is made effective as of the 31st day of December, 1997 by and between First Federal Savings Bank, a federally chartered stock savings bank (the "Bank") and Steven C. Derr ("Employee"). Any reference herein to the "Company" shall mean First Financial Bancorp, Inc., the stock holding company of the Bank.

         WHEREAS, Employee has agreed to serve in the position of President and Chief Executive Officer for the Bank, a position of substantial responsibility (the "Position");

         WHEREAS, the Bank recognizes the substantial contribution Employee has made to the Bank and will make in the Position, and wishes to protect Employee in the Position for the period provided in this Agreement; and

         NOW, THEREFORE, in consideration of the contribution of Employee, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.       TERM OF AGREEMENT

         The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of three (3) years thereafter. During said term the Employee shall perform the normal and customary duties associated with the Position. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the Bank ("Board") may extend this Agreement for an additional year. The Board will conduct a performance evaluation of the Employee for purposes of determining whether to extend this Agreement, and the results thereof shall be included in the minutes of the Board's meeting. If Employee is also a director then he or she shall abstain from any and all voting with respect to the extension of the term of this Agreement. If at any time the Board fails to extend this Agreement for an additional year, then this Agreement will expire at the end of the then current term.

2.       PAYMENTS TO EMPLOYEE UPON CHANGE IN CONTROL

         (a) Upon the occurrence of a Change in Control (as herein defined) of the Bank or the Company followed at any time during the term of this Agreement by the voluntary or involuntary termination of Employee's employment, other than Termination for Cause, as defined in Section 2(c), the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Employee shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement and receive the severance benefit set forth in Subsection 3(a)(i), (ii) or (iii) as applicable, unless such termination is because of death, normal retirement, Termination for Cause or termination for Disability.

         (b) A "Change in Control" of the Bank shall mean an event of a nature that : (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the rules and regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (iii) without limitation, such a change in control shall



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be deemed to have occurred at such time as (a) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Bank or the Company representing
25% or more of the Bank's or the Company's outstanding securities and any securities purchased by the Bank's employee stock ownership plan and trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof;
provided, however, that this subsection (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency or conservator or receiver for the Bank and provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (a), considered as though he were a member of the Incumbent Board;
or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity and to which the Incumbent Board does not consent; (d) a proxy statement soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company of the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank or the Company shall be distributed and the requisite number of proxies approving such plan of reorganization, merger or consolidation of the Company or the Bank are received and voted in favor of such transaction; or (e) a tender offer is made for 25% or more of the voting securities of the Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         (c) Subject to the provisions of Section 4, Employee shall not have the right to receive termination benefits pursuant to Section 3 upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Employee's intentional failure to perform stated duties, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry. Notwithstanding the foregoing, Termination for Cause shall not be deemed to have occurred unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice in writing to Employee and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Employee was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Employee shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Employee under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof shall not be exercised from the date of written notice to the Employee set forth above, unless and until the matter is successfully resolved in the Employee's favor, and such stock options shall become entirely null and void upon the Employee's receipt of Notice of Termination for Cause.

3.       TERMINATION

         (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Employee's employment other than Termination for Cause, the Bank shall be obligated to pay the Employee, or in the event of his subsequent


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death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay, a sum equal to the following:

                 (i) in the event that, during the remaining term of this Agreement, the Employee's employment is involuntarily terminated, the Employee shall be entitled to a sum equal to two (2) times the Employee's Annual Compensation;

                 (ii) in the event that the Employee voluntarily terminates employment following a loss of significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than thirty (30) miles from its location immediately prior to the Change in Control, the Employee shall be entitled to a sum equal to the amount to which he would be entitled under Subsection 3(a)(i) above; and

                 (iii) in the event that the Employee is offered a position following a Change in Control which is substantially comparable in responsibility or authority, at substantially comparable compensation and benefits, without relocation of his principal place of employment or relocation by no greater than thirty
                 (30) miles from its location immediately prior to the Change in Control, and the Employee fails or refuses to accept such position, the Employee shall be entitled to one-half (1/2) of the amount to which he would be entitled under Subsection 3(a)(i) above; and

                 (iv) in the event that the Employee is offered a position following a Change in Control which is substantially comparable in responsibility or authority, at substantially comparable compensation and benefits, without relocation of his principal place of employment or relocation by no greater than thirty
                 (30) miles from its location immediately prior to the Change in Control, and the Employee accepts such position but then voluntarily terminates his employment during the remaining term of this Agreement, the Employee shall be entitled to a sum equal to one-half (1/2) of the amount to which he would be entitled under Subsection 3(a)(i) above, reduced by one-half of the wages, salary, bonus and incentive compensation paid to the Employee following the Change in Control, provided, however, that in the event that the Employee voluntarily terminates employment in accordance with Subsections 3(a)(ii), (iii), or (iv) above, and within a one-year period of such termination becomes employed at a financial institution or branch of a financial institution within fifty (50) miles of the current main office of the Bank, any payments then due and owing hereunder shall cease.

For purposes of this Agreement, "Annual Compensation" means and includes the highest rate of monthly base salary multiplied by twelve (12) for the Employee's service in the Position during the twelve (12) consecutive months ending immediately before the Change in Control, which compensation is includable in the gross income of the Employee for income tax purposes. In the event that the Employee has not worked for the Bank in the Position for twelve (12) complete months prior to the Change in Control, then the Employee's Annual Compensation shall mean the average compensation, as set forth and defined above, for the number of complete months ending immediately before the Change in Control, multiplied by twelve (12). At the election of the Employer, any payments shall be made in a lump sum or paid monthly over a period which would cause each monthly installment to be approximately one-twelfth (1/12) of the Employee's Annual Compensation. In the event no election is made within 30 days of the date of termination of employment, payment to the Employee will be made in a lump sum within 45 days of the date of termination of employment. Subject to the foregoing provisions of this Subsection 3(a), such payments shall not be reduced in the event the Employee obtains other employment following termination of employment.



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         (b) Upon the occurrence of a Change in Control of the Bank or the
Company followed at any time during the term of this Agreement by the Employee's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Employee prior to his severance. Such coverage and payments shall cease upon expiration of six (6) months from the date of his termination.

         (c) Upon the occurrence of a Change in Control, the Employee will have such rights as specified in the Bank's or the Company's stock option plan or any other employee benefit plan with respect to options and such other rights as may have been granted to the Employee under such plans.

         (d) Upon a Change in Control, the Employee will be entitled to the benefits under the Bank's or the Company's Recognition and Retention Plan and Trust Agreement for employees or any other such plan as may have been awarded to Employee.

         (e) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Employee under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Employee's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Employee.

4.       NOTICE OF TERMINATION

         (a) Any purported termination of this Agreement by the Bank or by Employee shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (i) if Employee's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (ii) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate). Except as set forth below in paragraph (c), in no event shall the Date of Termination exceed 30 days from the date Notice of Termination is given.

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Employee in which case the date of termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice


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of dispute was given, until the earlier of 360 days from the date of the Notice of Termination or the date upon which the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Notwithstanding the foregoing, no compensation or benefits shall be paid to the Employee in the event the Employee is Terminated for Cause. In the event that such Termination for Cause is found to have been wrongful or such dispute is otherwise decided in the Employee's favor, the Employee shall be entitled to receive all compensation and benefits which accrued for up to a period of nine months after the Termination for Cause.


5.       SOURCE OF PAYMENTS


         It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Employee and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.


6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

         Except for the Employment Agreement entered into between the Bank and the Executive on September 21, 1995 ("Prior Agreement") which remains in full force and effect, this Agreement contains the entire understanding between the parties hereto with respect to payment of severance under the circumstances enumerated in Section 3 and supersedes any other prior employment or severance agreement between the Bank and Employee except that any payments made under this Agreement shall be reduced by payments made by the Bank or the Company to or on behalf of the Executive under the Prior Agreement. This Agreement shall not affect or operate to reduce any benefit or compensation inuring to Employee of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Employee is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.       NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Employee, the Bank and their respective successors and assigns.

8.       MODIFICATION AND WAIVER


         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.



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9.       REQUIRED PROVISIONS

         (a) The Bank may terminate the Employee's employment at any time. Employee shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2(c).

         (b) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (36 USC 1818(e)(3)) or 8(g) (36 USC 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's and the Company's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (36 USC Section 1818(e)) or 8(g) (36 USC ss.1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank and the Company under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x) (36 USC 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank and the Company under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision (the "OTS") or his or her designee at the time, the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) (36 USC Section 1823(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989; or (ii) by the Director of the OTS at the time the OTS or his or her designee approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to the Employee pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with 36 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

10.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.


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11.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12.      GOVERNING LAW

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Illinois, unless preempted by Federal law as now hereafter in effect.

13.      PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Employee pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank or the Company if Employee is successful on the merits pursuant to a legal judgment, arbitration or settlement.

14.      INDEMNIFICATION

         The Bank, or in lieu thereof, the Company, shall provide the Employee (including his heirs, executors and administrators) with tail coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under federal law and as provided in the Bank's Charter and Bylaws or, as to the Company, as permitted under Delaware law, and as provided in the Company's Certificate of Incorporation and Bylaws, against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank during the term of this Agreement (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

15.      SUCCESSOR TO THE BANK OR THE COMPANY

         The Bank or the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place, provided however that the foregoing shall not apply in the event of the appointment of a conservator or receiver of the Bank by any federal banking agency.


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16.      SIGNATURES

         IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed by its duly authorized officer, and Employee has signed this Agreement, as of the date first above written.


ATTEST:                                   FIRST FEDERAL SAVINGS BANK


/s/ Patricia J. McCoy                     By: /s/ Nancy Sylvester
------------------------                      ----------------------------
Secretary                                     Authorized Signature

ATTEST:                                   FIRST FINANCIAL BANCORP, INC.



/s/ Patricia J. McCoy                     By: /s/ Nancy Sylvester
------------------------                      ----------------------------
Secretary                                     Authorized Signature



WITNESS:



/s/ Patricia J. McCoy                     By: /s/ Steven C. Derr
------------------------                      ----------------------------
                                              Employee



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